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                                  EXHIBIT 10.8


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                        MARKETING/RESERVE  AGREEMENT

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                       U.S.  FRANCHISE  SYSTEMS,  INC.

                                     AND

                           PMC  COMMERCIAL  TRUST






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                         MARKETING/RESERVE AGREEMENT


         THIS MARKETING/RESERVE AGREEMENT (this "Agreement") made and entered into between U.S. FRANCHISE SYSTEMS, INC., a Delaware Corporation (hereinafter referred to as "USFS"), with its principal office located at 13 Corporate Square, Suite 250, Atlanta, Georgia 30329 and PMC COMMERCIAL TRUST, a Texas real estate investment trust (hereinafter referred to as "PCC"), with its principal office located at 17290 Preston Road, 3rd Floor, Dallas, Texas 75252.

                              W I T N E S S E T H:

         WHEREAS, USFS is a franchising company that owns the franchise rights to the "Microtel" motels ("Microtel"); and

         WHEREAS, PCC is, among other things, engaged in the business of lending money for purposes of acquiring, constructing, owning and operating motels; and

         WHEREAS, USFS and PCC desire that USFS present to franchisees, PCC's financing programs for the purpose of providing financing to USFS's franchisees for the acquisition of land ("Franchise Property") and/or construction of Microtel motels (the Franchise Property with all buildings and other improvements thereon hereinafter called the "Franchise Facility");

         NOW, THEREFORE, in consideration of the premises, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  MARKETING:

         1.1. PROVISION OF INFORMATION TO FRANCHISE APPLICANTS. USFS agrees to present to each Applicant for a Microtel motel franchise "Franchisee"), PCC's then available financing programs for providing financing for the acquisition of the Franchise Property and/or construction of a Microtel motel (herein "PCC Loans" or the "Loans" and the Note issued in connection therewith referred to as the "PCC Note").

         1.2. APPLICATIONS FOR PCC LOANS. USFS and PCC must both agree in writing that an application for a loan by any Franchisee shall be covered by this Agreement. All applications for PCC Loans ("Loan Applications") shall be presented on forms provided by PCC and shall contain such information and data as PCC may from time to time require in connection with its review and approval of Loan Applications from Franchisees.

         1.3.    ACCEPTANCE OR REJECTION OF A LOAN.

                 (a) PCC agrees to accept or reject each Loan Application within five (5) business days after actual receipt (exclusive of





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the date of receipt) of a fully complete and documented Loan Application package in form and substance satisfactory to PCC. Any completed Loan Application which has not been accepted by PCC within five (5) business days after the date of receipt of a complete Loan Application shall be deemed to have been rejected. A determination of the completeness of a Loan Application made by PCC in good faith shall be final and binding on all concerned parties.

                 (b) USFS and PCC acknowledge and agree that PCC shall have and retain the sole authority, discretion, and responsibility to approve or disapprove any Loan Application and to establish the terms, provisions and conditions, including collateral requirements and the terms and conditions of any and all personal or corporate guarantees, on all PCC Loans and Loan Applications submitted or processed under this Agreement.

         1.4. LOAN APPROVAL PROCESS. PCC, at its cost and expense, shall perform such due diligence and conduct such verification of information and data pertaining to an applicant Franchisee, including verification of information and data provided by the Franchisee, Franchisee's representatives and third-party sources (such as Franchisee's accountants, credit bureaus, appraisers, environmental consultants, etc.) as PCC shall deem appropriate. USFS shall not participate in the underwriting or approval of any Loan Application submitted to PCC. It is understood and agreed that PCC shall have and will exercise sole and absolute discretion and authority in approving or rejecting any Loan Application and establishing all terms, provisions, and conditions of any Loan approved by PCC. With respect to each approved Franchisee PCC will provide USFS copies of documents and instruments related to the PMC Loan, as directed by the maker of such Loan; excluding, however, PCC's work product and proprietary information.

         1.5. LOAN APPROVAL AND CLOSING. Upon approval of a Loan Application, PCC will notify Franchisee and USFS of its acceptance and the terms and conditions under which the Loan will be made. Thereafter, PCC will use reasonable business efforts to complete the origination, processing, closing and disbursement of the PCC Loan.

         1.6. PCC AS HOLDER OF LOAN DOCUMENTS. When the PCC Loan has been closed in accordance with the terms and conditions of the Loan commitment issued by PCC, PCC will disburse the proceeds of such PCC Loan to or on behalf of the Franchisee, whereupon PCC shall become the holder of the Franchisee's promissory note and all other loan documents associated with the PCC Loan (the "Loan Documents").





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         1.7.    SERVICING, MONITORING AND LIQUIDATION OF LOANS.  PCC will be responsible for collecting and receiving all installments of principal and interest, escrow payments and other payments made on any PCC Loan. Except as otherwise specifically provided or modified by the terms and provisions of this Agreement, all servicing, monitoring and liquidation functions shall be the responsibility of PCC, and PCC shall have and may exercise sole and absolute discretion and authority in carrying out such functions.

         1.8. ACTIONS BY PCC. PCC, and each of its agents and employees, is authorized to accept and act upon any documents, information or data provided by or on behalf of an applicant Franchisee which it in good faith believes to be genuine, true or correct, without independent verification, and shall not be liable for any error of judgment or for any act done or omitted by it in good faith in connection with underwriting review, approval, rejection, closing, administration or servicing of a PCC Loan for a Franchisee, unless the same is occasioned by the willful misconduct or gross negligence of PCC or its employees or agents.

SECTION 2.  COMPENSATION FOR MARKETING SERVICES:

         2.1.    COMPENSATION FOR MARKETING SERVICES.

                 (a) As full compensation for all marketing services rendered by USFS pursuant to this Agreement, PCC shall credit to the Reserve Account (as hereinafter defined) an amount equal to three-eighths (3/8%) percent per year (the "Marketing Fee") times the average principal balances of outstanding and performing PCC Loans originated under this Agreement, calculated as of the end of each calendar quarter (March, June, September and December) based upon the average principal balances of such outstanding and performing Loans during the immediate preceding three month period; provided, however, that the Marketing Fee shall be reduced by one-half to three-sixteenths (3/16%) percent per year to the extent that transactions (both performing and non-performing loans) originated under this Agreement exceed, on the date the amount of such Marketing Fee is to be calculated, seventy (70%) percent of the net proceeds from the stock offering referred to in Section 7 hereof.

                 (b) The Marketing Fee shall apply only to the principal balances of PCC Loans which are outstanding and not in monetary default by the original borrower/maker (the "Borrower") at the end of each calendar quarter for which the Marketing Fee calculation is made.

                 (c) The amount of the Marketing Fee due USFS shall be calculated and credited to the Reserve Account within fifteen (15)





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days after the end of each calendar quarter and PCC shall promptly thereafter provide USFS a report showing the calculation of the Marketing Fee for the quarter. The excess, if any, of the funds held in the Segregated Reserve Account (as hereinafter defined) over the Required Reserve Amount (as hereafter defined) resulting from crediting the amount of the Marketing Fee to the Reserve Account shall be paid to USFS quarterly, within thirty (30) days after the quarter-end, and will be transmitted to USFS together with the quarterly report containing the calculation of the Marketing Fee.

SECTION 3.  LOAN FUNDS AND RESERVE ACCOUNT:

         3.1.    RESERVE ACCOUNT

                 (a) Upon the date that the first loan commitment is issued by PCC to a Franchisee under this Agreement, USFS shall deposit the sum of One Hundred Thousand ($100,000) Dollars with PCC, which, together with the Marketing Fees credited thereto quarterly and the additions to be made by USFS as hereinafter provided, will be held by and under the control of PCC in a Reserve Account (herein the "Reserve Account") to secure payment and performance of the PCC Loans and pay any losses suffered by PCC on non-performing and/or foreclosed Loans.

                 (b) From and after such time as the principal amount outstanding (after giving effect to principal repayments) on all PCC Loans plus the total undisbursed principal amount of all Loans on which PCC has commenced any funding (herein such cumulative amount is referred to as the "Proforma Principal Amount") equals or exceeds Five Million ($5,000,000) Dollars, USFS shall deposit with PCC, within five (5) days following the date the first advance is made by PCC on a Loan, an amount equal to two (2%) percent of the Proforma Principal Amount of each such Loan. Such deposit amounts shall be held, applied and/or disbursed as a part of the Reserve Account.

                 (c) All Marketing Fees earned by USFS will be credited to the Reserve Account and held, applied and/or disbursed by PCC as provided in this Agreement, until such time (determined on a calendar quarter basis) as the Reserve Account balance equals or exceeds the Required Reserve Amount (as hereinafter defined in paragraph 3.3), at which time and during the continuance thereof the excess, if any, will be remitted to USFS as provided in paragraph
3.3 of this Agreement.

         3.2.  SEGREGATED RESERVE ACCOUNT.

                 (a)      The funds paid or credited to the Reserve Account





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will be placed by PCC in a Segregated Reserve Account (the "SRA") which may be invested by PCC in eligible instruments or accounts (the "Eligible Investments") identified in Exhibit "A" hereto.

                 (b) All income earned from Eligible Investments shall be credited to the Reserve Account quarterly and the report provided by PCC to USFS on a quarterly basis will reflect income earned on the SRA balance through reported quarter.

         3.3. REQUIRED RESERVE AMOUNT; PAYMENTS OF EXCESS TO USFS. USFS and PCC agree that the term "Required Reserve Amount" shall mean the greater of (i) One Hundred Thousand ($100,000) Dollars, or (ii) an amount found by multiplying two (2%) percent times the Proforma Principal Amount on performing and non-performing Loans originated pursuant to this Agreement, excepting only those PCC Loans covered by the provisions of Section 3.4 hereof. In the event and to the extent that the balance of the SRA, after deducting therefrom (i) accrued and unpaid interest on non-performing Loans and (ii) actual costs and expenses incurred in connection with non-performing Loans exceeds the Required Reserve Amount as of the end of a calendar quarter, such excess amount shall be remitted by PCC to USFS within thirty (30) days following the end of the quarter for which the calculation is made.

         3.4. TRANSACTIONS EXCLUDED FROM RESERVE REQUIREMENTS. USFS and PCC agree that the two (2%) percent reserve deposit required from USFS for PCC Loans shall be waived with respect to transactions with verifiable loan to value (LTV) ratios of seventy (70%) percent or less [i.e. with thirty (30%) percent or more equity invested]. USFS agrees that the LTV calculation shall be based upon the lesser of (i) actual verifiable cost, or (ii) appraised value as determined by a qualified appraiser approved by PCC. Notwithstanding the above waiver of the reserve deposit requirements for transactions with LTV ratios of seventy (70%) percent or less, USFS and PCC agree that all other terms and provisions of this Agreement shall apply to such transactions, including without limitation the provisions of Section 2 applicable to Marketing Fees and Section 4 relating the availability of the Reserve Account to cover any losses incurred in connection with such Loans.

         3.5. DEFICIENCY IN RESERVE ACCOUNT. If losses, costs and expenses resulting from defaults by Franchisees on PCC Loans at any time exceed the funds available in the Reserve Account for the payment of such losses, costs and expenses, all Marketing Fees and deposits made pursuant to paragraph 3.2(b) shall be retained by or paid to PCC until such time as any deficiency in the Reserve Account shall be paid in full before any such amounts shall be deposited in or credited to the Reserve Account, including the SRA.





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SECTION 4.  NON-PERFORMING LOANS; REMARKETING:

         4.1.    DEFAULT ON PCC LOAN BY FRANCHISEE.

                 (a) In the event that a Franchisee defaults under its Loan and/or the Loan Documents and PCC forecloses, accepts a reconveyance in lieu of foreclose, or otherwise takes possession of the Franchise Facility, PCC shall notify USFS and USFS shall:

                          (i) From and after the earlier of the date PCC forecloses or the date PCC receives possession of a Franchise Facility, pay to PCC monthly from NOI (as hereinafter defined) generated by the facility, with any deficiency made-up by USFS, within ten (10) days after the end of each calendar month, the installments of principal and interest (based upon the principal installments and interest rate contained in the PCC Note) and other amounts provided in the Loan Documents;

                     (ii) Promptly begin and utilize reasonable commercial efforts to remarket the Franchise Facility of the defaulting Franchisee;

                    (iii) Operate and maintain, or cause the Franchise Facility to be operated and maintained by an affiliate of USFS, in ordinary course of business; and

                     (iv) Observe and comply with Franchisee's obligations under the Loan Documents to maintain insurance on and with respect to the Franchise Facility. The insurance required to be maintained by USFS must be available on commercially reasonable terms and shall include policies of fire and extended coverage and general public liability insurance and be in such amounts, with such coverages as are usual and customary in the industry for properties of a size and type substantially similar to the Franchise Facility of the defaulting Franchisee. PCC shall be named an additional insured, mortgagee and/or loss payee, as its interest shall appear, on all such insurance policies.

                 (b) The obligations of USFS provided in paragraph 4.1(a) above and rights to remarket the Franchise Facility shall continue





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for a period not to exceed twelve (12) months following earlier of the date PCC forecloses or the date PCC receives possession of the Franchise Facility, or such later date as USFS and PCC shall agree in writing. Any resale or remarketing of a Franchise Facility by or at direction of USFS shall be subject to the prior approval of PCC, which approval will not be unreasonably withheld.

         4.2.    REMARKETING AND SALE OF FRANCHISE FACILITY.

                 (a) Upon any resale or remarketing of a Franchise Facility by USFS directly, or by or through a Franchisee or others at the direction or under the control of USFS, pursuant to Section 4.1(a)(ii) of this Agreement, PCC shall automatically and immediately receive from the proceeds of the sale the following amounts, and the excess, if any, received by PCC from the sale, shall, subject to satisfaction of the conditions of Paragraph 4.2(c), be placed in the Reserve Account:

                      (i) The principal balance of the Loan outstanding at the date of sale;

                     (ii) All accrued and unpaid interest through the date of sale;

                    (iii) All legal fees and collection costs paid or incurred by PCC since the default by the Franchisee and through the date of sale; and

                     (iv) All other costs and expenses incurred or paid by PCC under or pursuant to the PCC Note and Loan Documents, including, without limitation, any and all amounts advanced or paid for insurance, taxes, etc. with respect to the Franchise Facility.

                 (b) In the event the proceeds from the sale of the Franchise Facility are insufficient to pay or reimburse PCC the total of all amounts provided in Subsections 4.2(a)(i) through (iv) [herein the amount of such insufficiency is referred to as the "Deficiency on Resale"], PCC shall have the right to immediately withdraw from the Reserve Account an amount sufficient to satisfy in full the Deficiency on Resale.

                 (c) Provided that USFS has (i) closed the sale of the Franchise Facility of a defaulting Franchisee within twelve (12) months after the earlier date that PCC forecloses or receives possession thereof, (ii) has timely made the payments required by Section 4.1(a) of this Agreement, and
(iii) the amounts provided in Subsection 4.2(a)(i) through (iv) above are received by PCC at the





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time of sale, USFS shall be entitled to have immediately credited to the
Reserve Account all excess proceeds resulting from USFS's resale or remarketing of a Franchise Facility.

         4.3. COOPERATION BY PCC. USFS and PCC acknowledge that for USFS to operate and remarket or resale a Franchise Facility, as contemplated in paragraph 4.1(a) hereof, will require that PCC foreclose or otherwise take possession of the Franchise Facility pursuant to the Loan Documents. PCC agrees to cooperate with USFS in its efforts to remarket or sale and/or operate the Franchise Facility of a defaulting Franchisee, and will, subject to laws of the applicable jurisdiction, take such action as USFS may reasonably request to foreclose upon or otherwise secure possession of such Franchise Facility, and thereafter permit USFS, or its affiliate, to operate and maintain the Franchise Facility for the period and, as anticipated by Section 4.1 and as may be permitted by the Loan Documents and subject to any applicable laws; provided, however, that USFS shall be responsible for and pay or reimburse PCC out of the proceeds of the sale of such Franchise Facility or from the Reserve Account all reasonable out-of-pocket costs and expenses incurred or paid in connection with any such action or proceeding undertaken by PCC at the request of USFS.

         4.4. NO THIRD-PARTY BENEFICIARIES. The provisions of Section 4 of this Agreement, are for the exclusive benefit of USFS, its successors, assigns and affiliates, and PCC, its successors, assigns and affiliates (including any holder of the PCC Note and Loan Documents) and no other person or entity, including any defaulting Franchisee, shall be entitled to rely upon or to enforce, in whole or part, any provisions or covenants contained in Section 4 of this Agreement or to any credit or reduction in amounts due or owing under any PCC Loan as a result of any receipts by PCC from any source, including payments made by USFS or any amounts paid to PCC from the Reserve Account.

SECTION 5.  DEFAULTS AND REMEDIES.

                 (a) Each of the following shall constitute an Event of Default under this Agreement:

                          (i) Default by USFS in the payment to PCC of any amount provided under Subsections 4.1(a)(i) or failure by USFS to pay for the insurance required by 4.1(a)(iv) of the Agreement, when and as due, which default remains uncured for a period of thirty (30) days following written notice from PCC; or





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                     (ii)         Failure of USFS to make any payment to the
                                  Reserve Account required by Section 3.1 of this Agreement, when and as due, which failure remains uncured for a period of ten
                                  (10) days following the due date; or

                    (iii) Failure of USFS to begin and use reasonable commercial efforts in remarketing of a Franchise Facility as provided in Subsection 4.1(a)(ii), or the failure of USFS to perform or comply with the provisions of Subsection 4.1(a)(iii) and any such failure continues uncured for a period of thirty (30) days following written notice from PCC; or

                     (iv) USFS shall (A) become insolvent, (B) make an assignment for the benefit of creditors, (C) call a meeting of creditors for the composition of debts, or (D) there shall be filed by or against USFS a petition in bankruptcy or for reorganization (whether under the Bankruptcy Code of 1978 or other federal or state bankruptcy or insolvency law), which filing is not dismissed within thirty (30) days, or (E) a custodian, receiver or agent is appointed or authorized to take charge of any of the properties of USFS; or

                     (v) USFS shall voluntarily abandon its business operations.

                 (b)      Upon the occurrence of an Event of Default under
Section 5(a) of this Agreement, PCC may, at its election and in its discretion, exercise any one or more of the following rights and remedies, each of which shall be cumulative and nonexclusive, and may be exercised concurrently or consecutively:

                          (i) Upon any default by USFS under Subsections 5(a)(i) or (ii), declare all monetary obligations of USFS under Sections 3.1 and
                                  4.1 to be immediately due and payable,
                                  whereupon, all such monetary obligations shall automatically be and become immediately due and payable, without further notice or demand and PCC shall have the right, at its option, to proceed forthwith to collect the total amount due from USFS and concurrently, proceed as provided in Subsection 5(b)(iii) hereof;





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                    (ii)  Upon any default by USFS under Subsection 5(a)(iii), terminate the right of USFS to operate and/or remarket or resell a Franchise Facility, and thereafter proceed with the remarketing or sale of the Franchise Facility and concurrently withdraw funds held in the Reserve Account to pay and satisfy installments and other amounts due and coming due under the defaulted PCC Loan and related Loan Documents and to reimburse or pay all costs and expenses paid or incurred by PCC in connection with remarketing and/or sale of the Franchise Facility; provided, however, that USFS shall remain liable to PCC for the deficiency, if any, between the net operating income ("NOI") of the Franchise Facility received by PCC and principal and interest installments due PCC (based upon the interest rate contained in the PCC Note) for the twelve (12) months period following the date PCC forecloses or receives possession of such Franchise Facility, whichever is earlier; or

                   (iii) Upon any sale or disposition of a Franchise Facility by PCC in connection with a default by a Franchisee and while USFS is in default of the covenants and conditions in this Agreement with respect to such Franchise Facility, PCC may apply any part or all of the Reserve Account, as appropriate, to pay and satisfy any deficiency remaining under the PCC Note and Loan Documents after the said sale of the Franchise Facility; or

                    (iv)  If an Event of Default under Subsections 5(a)(i),
                          (ii), (iv) or (v) has occurred and is continuing, PCC may, at its election and without further notice or demand to USFS, immediately terminate this Agreement as to all future liabilities or obligations of PCC [other than the indemnification obligation of PCC under Section 9.4(b)] and all rights of USFS hereunder, and thereupon, all monies due or coming due to USFS pursuant to this Agreement, whether as Marketing Fees or otherwise, together with all funds in the Reserve Account (including funds on deposit in the SRA) and any interest therein, shall be and automatically become the property of PCC





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         and shall be retained by PCC, as partial liquidating damages.  USFS shall and does hereby agree to waive and release any interest in or claim or right to any such funds or the Reserve Account upon the occurrence of an Event of Default and termination by PCC as provided in this paragraph. USFS shall remain liable an shall pay, on demand, all amounts owing to PCC pursuant to Section 3.1, plus the deficiency, if any, between the NOI of defaulted Franchise Facilities received by PCC for the twelve (12) month period following the earlier date that PCC forecloses or the date PCC receives possession of each defaulted Franchise Facility and the principal and interest installments due PCC on defaulted Loans pursuant to Subsection 4.1(a)(i) of this Agreement.

                 (c) Notwithstanding, any provision in this Agreement to the contrary or in conflict, upon the occurrence of an Event of Default by USFS as provided in Section 5 and the sale of a Franchise Facility by PCC, all excess proceeds received from any such sale, to the extent not required to be paid to the original Borrower or maker of the PCC Note, shall be and become the property of PCC without any requirement to account to USFS for such surplus from the sale.

SECTION 6.  TERM AND TERMINATION:

         6.1.    TERM.

                 (a) This Agreement shall become effective upon the date of full execution by the parties hereto (the "Effective Date") as reflected in
Section 9.13 and shall continue until the earlier to occur of:

                          (i) The date of cancellation by either party upon giving thirty (30) days prior written notice from one party to the other; or

                         (ii) The date of termination by PCC as provided in Section 5 of this Agreement.

                 (b) A cancellation of this Agreement pursuant to subparagraph 6.1(a)(i) shall not terminate the obligations of either party with respect to all transactions which are or have been:





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                         (i)      Funded;

                        (ii)      Closed; or

                       (iii) Committed (i.e. any transaction which has been approved by the Credit Committee of
                                  PCC).

         6.2. DISPOSITION OF MARKETING FEES AND RESERVE ACCOUNT UPON EARLY CANCELLATION/TERMINATION OF AGREEMENT. Notwithstanding any provision herein to the contrary or in conflict, USFS and PCC agree that in the event this Agreement is canceled by USFS pursuant to subparagraph 6.1(a)(i) within six (6) months following the Effective Date and prior to the Public Offering by PCC, or by PCC pursuant to Subsection 5(b)(iv) as a result of the occurrence of an Event of Default, all monies due or coming due to USFS hereunder as Marketing Fees or otherwise, and funds in the Reserve Account (including funds on deposit in the SRA) and any interest therein, shall be retained by PCC as partial liquidating damages, free and clear of any obligations or restrictions under this Agreement, and USFS hereby waives and releases any rights or claims to or interest in any such funds or the Reserve Account in the event of any such cancellation or termination of this Agreement.

SECTION 7.  PUBLIC STOCK OFFERING; USFS FINANCIAL INFORMATION:

         7.1.    PUBLIC OFFERING.

                 (a) USFS acknowledges that PCC may, at its option and on a best efforts basis, initiate a public offering of PCC shares (the "Public Offering") in conjunction with this Agreement. The terms, provisions, conditions and scheduling of the Public Offering shall be under the exclusive control and within the absolute discretion of PCC, as shall be the decision on whether or not to proceed with a Public Offering. The costs and expenses connected with such Public Offering shall be the responsibility of PCC.

                 (b) USFS hereby agrees to assist PCC in connection with any such Public Offering as reasonably requested by the underwriter selected by PCC for the Public Offering. Any cost or expense of assisting with the Public Offering which is incurred by USFS at the request of PCC or its underwriter will be reimbursed by PCC; provided, however, that USFS and PCC will agree on the amount and/or type of costs and expenses to be reimbursed prior to USFS's incurring the same.

         7.2.    USFS FINANCIAL INFORMATION.

                 (a) USFS shall provide PCC annually, within ninety (90) days following the end of each fiscal year of USFS, with the





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consolidated balance sheet of USFS as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flow of USFS for such fiscal year, prepared in accordance with generally accepted accounting principals, and audited by the independent certified public accountants employed by USFS (the "Financial Information").

                 (b) Within thirty (30) days after preparation thereof, USFS shall provide PCC a copy of each Uniform Franchise Offering Circular ("UFOC's") pertaining to Microtel.

                 (c) PCC will use its best efforts to maintain, in confidence, Financial Information provided by USFS to PCC and marked as "Confidential." Such Financial Information will be revealed only to such of PCC's agents and employees as may reasonably be required to evaluate the ongoing business of USFS. Such agents and employees will be advised of the restrictions on further disclosure. USFS acknowledges that PCC may be required by law or order of a court to disclose or provide such confidential Financial Information to third-persons. In the event that PCC is served with any subpoena, request for production or order of a court or administrative tribunal pertaining to such confidential Financial Information, it will notify USFS, and USFS may, at USFS's cost and expense, object to or defend against any such subpoena, discovery request or order.

SECTION 8.  PCC ACTION WITH RESPECT TO PCC LOANS:

         8.1. MODIFICATION OF LOANS, ETC. If PCC shall at any time or from time to time, with or without the consent of, or notice to, USFS:

                 (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, a PCC Loan or Loan Documents;

                 (b) take any action under or in respect of a PCC Loan or Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                 (c) amend or modify, in any manner whatsoever, a PCC Loan or Loan Documents;

                 (d) extend or waive the time for any Borrowers' or other person's (including, without limitation, any guarantor) performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed with respect to a PCC Loan or under

Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                 (e) take and hold security or collateral for the payment of a PCC Loan or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which PCC, as Lender, has been granted a Lien, to secure any indebtedness of any of the Borrowers, or any other person (including, without limitation, any guarantor) of a PCC Loan;

                 (f) release anyone who may be liable in any manner for the payment of any amounts owed by any of the Borrowers, or any other person (including, without limitation, any guarantor) of a PCC Loan;

                 (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any of the Borrowers, or any other person (including, without limitation, any guarantor) of a PCC Loan are subordinated to the claims of PCC; or

                 (h) apply any sums by whomever paid or however realized to any amounts owing by any of the Borrowers or any other person (including, without limitation, any guarantor) of a PCC Loan in such manner as PCC shall determine in its discretion;

then PCC shall not incur any liability to USFS as a result thereof, and no such action shall impair or release any of the obligations of USFS under this Agreement.

         8.2. SURVIVAL OF AGREEMENT. USFS agrees that this Agreement shall remain in full force and effect, and its obligations hereunder shall continue with respect to each PCC Loan made subject to this Agreement, irrespective of, and unaffected by:

                 (a) the genuiness, validity, regularity, enforceability or any future amendment of, or change in, any such PCC Loan or any other Loan Document related thereto or any other agreement, document or instrument to which any of the Borrowers or any guarantor of the said PCC Loan is or may become a party;

                 (b) the absence of any action to enforce the PCC Loan or any other Loan Document or the waiver or consent by PCC with respect to any of the provisions of any Loan Document;

                 (c) the existence, value or condition of, or failure to perfect a lien against, any security for the PCC Loan or any action, or the absence of any action, by PCC in respect of such security;

                 (d) any change in the time, manner or place of payment of, or in any other term of, all or any part of the PCC Loan, or any other amendment or waiver of or any consent to departure from any agreement, note or other instrument related to such PCC Loan or Loan Documents;

                 (e) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the PCC Loans; or

                 (f) any other action or circumstance which might otherwise constitute a legal or equitable discharge or defense of any Borrower or a surety or guarantor;

it being agreed by USFS that its obligations under this Agreement shall not be discharged until the payment and performance, in full, of each said PCC Loan. USFS expressly waives any rights it may now or in the future have under this Agreement, any statute, or at common law, or at law or in equity, or otherwise, to compel PCC to proceed with respect to a PCC Loan against any of the Borrowers or any other party to such PCC Loan or the Loan Documents, or against any security for the payment and performance of the PCC Loan before proceeding against, or as a condition to proceeding under this Agreement. USFS further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of PCC to commence an action in respect of any PCC Loan against any of the Borrowers, or any other person (including, without limitation, any guarantor) or any security for the payment and performance of a PCC Loan. USFS agrees that any notice or directive given at any time to PCC which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by PCC, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Agreement, unless PCC has specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by this Agreement and, but for this Agreement and such waivers, PCC would decline to make PCC Loans to Franchisees.

         8.3. WAIVERS WITH RESPECT TO PCC LOANS. In addition to the waivers contained elsewhere in this Agreement, USFS waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by USFS of its obligations under, or the enforcement by PCC of, this Agreement. USFS further hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form respecting PCC Loans, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, PCC Loans, notice of adverse change in any of the Borrowers' or any other person's (including, without limitation, any guarantor) financial condition or any other fact which might materially increase the risk with respect to a PCC Loan) with respect to any of the PCC Loans or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement.

SECTION 9.  MISCELLANEOUS:

         9.1.    NOTICES.

                 (a) Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, as follows:

         If to USFS:       U.S. FRANCHISE SYSTEMS, INC.
                           13 Corporate Square, Suite 250
                           Atlanta, Georgia  30329
                           Attn:  Neal Aronson
                           Telecopier No. (404) 321-4482

or, an affiliate of USFS designated by USFS by notice in writing to PCC, at the address shown in such notice.

         If to PCC:        PMC COMMERCIAL TRUST
                           17290 Preston Road, 3rd Floor
                           Dallas, Texas  75252
                           Attn:  Jan S. Salit
                           Telecopier No. (214) 380-1371

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications to a party shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. All notices given by telephone shall be subsequently confirmed in writing, such written confirmation to be controlling over any information in the telephonic notice. Personal delivery or delivery by transmittal of a confirmed telecopy sent to the telecopier number following a party's address herein, to a party or to any officer, partner, agent, or employee of such party at said address or telecopier number shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice has been received shall also constitute receipt.

         9.2. EXPENSES. USFS and PCC hereby agree to share equally the legal cost of the preparation of this Agreement.

         9.3. AMENDMENTS. Any term, covenant, agreement or condition of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by PCC and, in the case of an amendment, by each USFS and PCC.

         9.4.    GENERAL INDEMNIFICATION.

                 (a) USFS agrees to indemnify and hold PCC, its directors, officers, shareholders, employees, agents and affiliates harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense (including, without limitation, reasonable attorney's fees and expenses) or suit of any kind or nature whatsoever (collectively "Losses") brought against or incurred by PCC, including without limitation, claims brought against PCC by any third party, in any manner arising out of or, directly or indirectly, related to or connected with USFS' business activities related to this agreement.

                 (b) PCC agrees to indemnify and hold USFS, its directors, officers, shareholders, employees, agents and affiliates harmless from and against any Losses brought against or incurred by any of the foregoing persons, in any manner arising out of or, directly or indirectly, related to or connected with PCC's business activities related to this agreement or the Public Offering.

         9.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         9.6. INTEGRATION. THIS AGREEMENT SETS FORTH AND CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS SET FORTH HEREIN.

         9.7. SETOFF. In addition to any rights now or hereafter granted under Applicable law and not by way of limitation of any such rights, PCC is hereby authorized by USFS, at any time or from time to time after the occurrence of an Event of Default, without notice or demand, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, and including, but not limited to, Marketing Fees or other deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the PCC to or for the credit or the account of USFS against and on account of any monetary obligation of USFS to PCC under this Agreement or any damages suffered by PCC as a result of the failure of USFS to keep and perform all terms, provisions and conditions of this Agreement, irrespective of whether or not any or all of such monetary obligations and damages shall have been declared to be due and payable.

         9.8. ASSIGNMENT. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that USFS may not assign or transfer any of its rights under this Agreement without PCC's prior written consent.

         9.9. TITLES AND CAPTIONS. Titles and captions of Sections, Subsections and paragraphs in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         9.10. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         9.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original but all of which together, when taken together, shall constitute one and the same instrument.

         9.12. PARTICIPATIONS.

                 (a) PCC may at any time sell, assign, transfer, negotiate, and grant participations in, or otherwise dispose of, all or any portion of its rights, benefits and/or obligations under this Agreement and under any PCC Loan and related Loan Documents to any Person and in the event of any such disposition by PCC, all references herein to PCC shall be deemed a reference to PCC's transferee or participant to the extent of its participation. USFS hereby agrees that any transferee or participant receiving or purchasing a participation in a PCC Loan and related Loan Documents or rights under this Agreement shall be entitled to the rights and benefits of this Agreement to the extent of any such participation or assignment, as if such transferee or participant were PCC, provided, however, that all such rights and benefits shall be exercisable only by and through PCC.

                 (b) Notwithstanding any provision or condition herein to the contrary or in conflict, USFS hereby acknowledges and agrees that PCC may negotiate, sell, assign or transfer all or any part of a PCC Loan and related Loan Documents free and clear of any claims by USFS under this Agreement, provided that all obligations of USFS under this Agreement with respect to such PCC Loan and related Loan Documents shall automatically terminate upon any such negotiation, sale, assignment of transfer.

         9.13. EFFECTIVE DATE. The "Effective Date" of this Agreement shall be the __ day of April, 1996.

         IN WITNESS WHEREOF, the undersigned have caused their respective signatures to be affixed hereto by their officers thereunto duly authorized on this ___ day of April, 1996.

                                        USFS:

                                        U.S. FRANCHISE SYSTEMS, INC.



                                        BY:
                                           -----------------------------------

                                        TITLE:
                                              --------------------------------
                                                              [CORPORATE SEAL]



                                        PCC:


                                        PMC COMMERCIAL TRUST



                                        BY:
                                           -----------------------------------

                                        TITLE:
                                              --------------------------------

                                 EXHIBIT "A"

                            ELIGIBLE INVESTMENTS



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